Exhibit 4.9

PG&E CORPORATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS PURCHASE CONTRACT AGENT

AND

HOLDERS

FROM TIME TO TIME

PURCHASE CONTRACT AND UNIT AGREEMENT

DATED AS OF JULY 1, 2020

i

EXHIBIT A FORM OF UNIT	A-1
EXHIBIT B FORM OF PURCHASE CONTRACT	B-1

PARTIES

PURCHASE CONTRACT AND UNIT AGREEMENT, dated as of July 1, 2020, between PG&E CORPORATION, a California corporation (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., acting as purchase contract agent (the “Purchase Contract Agent”) for Holders from time to time, except when acting as Security Registrar for the Company, and Holders from time to time. Capitalized terms used herein have those meanings ascribed to them in Section 1.01.

RECITALS

WHEREAS, on and from the date hereof the Holders from time to time and the Company have entered into this Agreement, under which the Company has agreed to issue and deliver shares of Common Stock to such Holders pursuant to the Purchase Contracts on the Purchase Contract Settlement Date or, at the option of any Holder, on the second Business Day following any Early Settlement Date or the second Business Day following any Fundamental Change Early Settlement Date, or upon a Bankruptcy Event, in each case, in consideration for the approximate purchase price of $82.8574 per Purchase Contract paid by the initial Holders to the Company on the original issue date of the Purchase Contracts; and

WHEREAS, simultaneously with entering into the Purchase Contracts with the Company, the initial Holders will have acquired Treasury Strips, as contemplated in the prospectus supplement relating to the Units dated June 25, 2020, which Treasury Strips will have been delivered to the Custodian in accordance with the Custodial Agreement; and

WHEREAS, for the convenience of the Holders, the Holders wish to appoint the Purchase Contract Agent to inform the Custodian as to the identity of the Holders on the Security Register and to instruct the Custodian as to the manner by which all payments with respect to the Treasury Strips that are received by the Custodian are to be made to Holders and to administer all deliveries made on settlement of the Purchase Contracts; and

WHEREAS, the Company acknowledges such appointment and agrees to make all deliveries under the Purchase Contracts to the Purchase Contract Agent, to deliver all notices to Holders to the Purchase Contract Agent and to otherwise deal with the Purchase Contract Agent as agent for the Holders, all as set forth herein; and

WHEREAS, the Company has appointed the Purchase Contract Agent to act as Security Registrar for the Company; and

WHEREAS, the Company acknowledges, and the Purchase Contract Agent and the Holders agree, that the Purchase Contract Agent’s duties to the Holders in respect of the Treasury Strips Components evidenced by Units as set forth in this Agreement are only for convenience of the Holders, and that the Company shall not have any obligations or responsibilities with respect to the administration, custody or any payments of the Treasury Strips and further that substantially all of the duties and responsibilities of the Purchase Contract Agent contemplated in this Agreement are in respect of the Purchase Contracts and the Units insofar as they evidence the Purchase Contracts and the administration thereof; and

NOW THEREFORE, in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States as in effect from time to time;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d) the following terms have the meanings given to them in this Section 1.01(d):

“Acceleration Date” has the meaning set forth in Section 4.08.

“ADRs” shall have the meaning set forth in Section 6.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Agreement shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Amended Articles” means the Company’s Amended and Restated Articles of Incorporation of PG&E Corporation, which initially became effective on June 22, 2020.

“Applicable Law” has the meaning set forth in Section 1.15.

“Applicable Market Value” means the arithmetic average of the Daily VWAPs of the Common Stock on each Trading Day during the Valuation Period.

“Applicants” has the meaning set forth in Section 8.12(b).

“Authorized Officer” means, with respect to the Company, the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, the Treasurer, the Secretary or any Vice President.

“Average VWAP” per share over a certain period means the arithmetic average of the Daily VWAP per share for each Trading Day in such period.

“Averaging Period” shall have the meaning set forth in Section 5.01(v).

“Bankruptcy Event” means the occurrence of one or more of the following events:

(a) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent entity, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law and such decree or order shall have continued undischarged and unstayed for a period of 90 days;

(b) a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or

(c) the Company shall commence a voluntary case under any Bankruptcy Law, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Holder” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Clause A Distribution” shall have the meaning set forth in Section 5.01(c).

“Clause B Distribution” shall have the meaning set forth in Section 5.01(c).

“Clause C Distribution” shall have the meaning set forth in Section 5.01(c).

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986 (title 26 of the United States Code), as amended from time to time.

“Commission” has the meaning set forth in Section 1.11.

“Common Stock” means the common stock, no par value, of the Company as it existed on the date of this Agreement, subject to Section 6.01.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to Article 11, and thereafter “Company” shall mean such successor or the issuer of any Exchange Property, as the context may require.

“Component Purchase Contract” means a Purchase Contract, in global form and attached to a Global Unit, that (a) shall evidence the number of Purchase Contracts specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Purchase Contract forms a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact of such holder(s), together with such Global Unit, as custodian of such Global Unit for the Depositary.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the designated corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 400 South Hope Street, Suite 500, Los Angeles, CA 90071, Attention: Corporate Trust Administration, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Purchase Contract Agent (or such other address as such successor Purchase Contract Agent may designate from time to time by notice to the Holders and the Company).

“Custodial Agreement” means the custodial agreement, dated as of July 1, 2020, between the Purchase Contract Agent and the Custodian.

“Custodian” means the Person named as the “Custodian” under the Custodial Agreement.

“Daily VWAP” of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PCG <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“default” means any failure to comply with terms of this Agreement or any covenant contained herein.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Definitive Unit” means any Unit in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.06, Section 3.07, Section 3.08 and Section 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Determination Date” means each of (a) in the case of a settlement of Purchase Contracts on the Purchase Contract Settlement Date, the last Trading Day of the Valuation Period, (b) any Early Settlement Date, (c) any Fundamental Change Early Settlement Date, and (d) the day immediately preceding any Acceleration Date.

“Distribution Valuation Period” has the meaning set forth in Section 5.01(a)(iii).

“DTC” means The Depository Trust Company.

“Early Settlement” means, in respect of any Purchase Contract, that the Holder of such Purchase Contract has elected to settle such Purchase Contract early pursuant to Section 4.06 or Section 4.07, as the case may be.

“Early Settlement Date” has the meaning set forth in Section 4.06(c).

“Early Settlement Notice” has the meaning set forth in Section 4.06(b)(i).

“Early Settlement Rate” means, for any Purchase Contract in respect of which Early Settlement is applicable, the Minimum Settlement Rate on the Early Settlement Date, unless the Holder of such Purchase Contract has elected to settle such Purchase Contract early in connection with a Fundamental Change pursuant to Section 4.07, in which case the “Early Settlement Rate” for such Purchase Contract means the Fundamental Change Early Settlement Rate.

“Early Settlement Right” has the meaning set forth in Section 4.06(a).

“Effective Date” shall mean the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time.

“Exchange Property” shall have the meaning set forth in Section 6.01.

“Expiration Date” shall have the meaning set forth in Section 5.01(v).

“Fixed Settlement Rate” has the meaning set forth in Section 4.01(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(a) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its Wholly Owned Subsidiaries and any of the Company’s and its Wholly Owned Subsidiaries’ employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of the Common Stock.

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Wholly Owned Subsidiaries; or

(c) the Common Stock (or other common stock receivable upon settlement of the Purchase Contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in either of clause (a) or clause (b) above shall not constitute a Fundamental Change, however, if (i) at least 90% of the consideration received or to be received by the common stockholders of the Company (excluding cash payments for fractional shares) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed when issued or exchanged in connection with such transaction or transactions and (ii) as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of the Purchase Contracts, if applicable, excluding cash payments for fractional shares.

If any transaction in which the Common Stock is replaced by the securities of another Person occurs, following completion of any related Fundamental Change Early Settlement Period (or, in the case of a transaction that would have been a Fundamental Change but for the immediately preceding paragraph, following the Fundamental Change Effective Date of such transaction), references to the Company in the definition of “Fundamental Change” above shall instead be references to such other Person.

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 4.07(b).

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 4.07(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 4.07(d).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 4.07(a).

“Fundamental Change Effective Date” has the meaning set forth in Section 4.07(d).

“Global Purchase Contract” means a Purchase Contract in global form that (a) shall evidence the number of Separate Purchase Contracts specified therein, (b) shall be registered on the Security Register in the name of the Depositary or its nominee, and (c) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit or a Global Purchase Contract, as applicable.

“Global Unit” means a Unit in global form that (a) shall evidence the number of Units specified therein, (b) shall be registered on the Security Register in the name of the Depositary or its nominee, (c) shall include, as an attachment thereto, a Component Purchase Contract, evidencing a number of Purchase Contracts equal to the number of Units evidenced by such Unit in global form, (d) shall evidence a number of Treasury Strip Components equal to the number of Units evidenced by such Unit in global form evidence, which shall be held by the Custodian on behalf of Holders and (e) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register.

“Issue Date” means July 1, 2020.

“Issuer Order” means a written statement, request or order of the Company, which is signed in its name by the chairman of the Board of Directors, the chief financial officer, the president or chief executive officer, any senior vice president, any vice president or the treasurer of the Company, and delivered to the Purchase Contract Agent.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange, relevant market or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maximum Settlement Rate” has the meaning set forth under Section 4.01(b)(iii), subject to adjustment pursuant to the terms of Article 5.

“Minimum Settlement Rate” has the meaning set forth under Section 4.01(b)(i), subject to adjustment pursuant to the terms of Article 5.

“Minimum Stock Price” has the meaning set forth under Section 4.07(f).

“NYSE” means the New York Stock Exchange.

“Officer’s Certificate” means a certificate signed on behalf of the Company by any Authorized Officer.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by the chief counsel of the Company or by such other legal counsel who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Purchase Contract Agent. Each such opinion shall include the statements provided for in Section 1.02 if and to the extent required by the provisions of such Section 1.02.

“Outstanding Purchase Contracts” means, subject to the provisions of Section 7.03, as of the date of determination, all Purchase Contracts theretofor executed, authenticated on behalf of the Holder and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(a) Purchase Contracts theretofor cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(b) Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been executed, authenticated on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company.

“Payment Date” means the Business Day immediately following the date the relevant Treasury Strip matures on February 15, May 15, August 15 and November 15 of each year, with such Payment Dates commencing on, and including, August 17, 2020 and ending on, and including, August 16, 2023.

“Payment Record Date” means the fifteenth day (whether or not a Business Day), prior to the relevant Payment Date; provided, however, to the extent such amounts are payable on a Payment Date with respect to a Global Unit, the “Payment Record Date” shall mean the Business Day immediately prior to such Payment Date.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Plan Effective Date” means the effective date of the Plan of Reorganization.

“Plan of Reorganization” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 (as amended on January 31, 2020, March 9, 2020, March 16, 2020, May 22, 2020 and June 19, 2020 and as may be further amended, supplemented or otherwise modified from time to time).

“Prospectus Supplement” means the preliminary prospectus supplement dated June 19, 2020, as supplemented by the pricing term sheet dated June 25, 2020, relating to the offering and sale of the Units.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to Article 8, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Date” means the second Business Day immediately following the last Trading Day of the Valuation Period, subject to acceleration pursuant to Section 4.08.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03.

“Record Date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Recreation Notice” has the meaning set forth in Section 2.04(a).

“Reference Price” means the Stated Amount, divided by the Maximum Settlement Rate, which as of the Issue Date is approximately equal to $9.5000.

“Relevant Stock Exchange” means the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading.

“Reorganization Event” has the meaning set forth in Section 6.01.

“Responsible Officer” means any officer within the corporate trust department of the Purchase Contract Agent, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Purchase Contract Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Treasury Strips Component, as applicable.

“Security Register” has the meaning set forth in Section 3.05.

“Security Registrar” has the meaning set forth in Section 3.05.

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Separate Treasury Strips” has the meaning set forth in Section 2.03(a).

“Separation Notice” has the meaning set forth in Section 2.03(a).

“Settlement Date” means (i) the second Business Day following any Fundamental Change Early Settlement Date, (ii) the second Business Day following any Early Settlement Date, or (iii) the Purchase Contract Settlement Date.

“Settlement Rate” has the meaning set forth in Section 4.01(b).

“Spin-Off” means a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Stated Amount” means $100.00.

“Stock Price” has the meaning set forth in Section 4.07(d).

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person.

“Threshold Appreciation Price” means an amount equal to the Stated Amount, divided by the Minimum Settlement Rate, which as of the Issue Date is approximately equal to $11.6375.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock (or other security for which a Daily VWAP must be determined) generally occurs on the NYSE or, if the Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Treasury Strips” has the meaning set forth in the Custodial Agreement.

“Treasury Strips Component” has the meaning set forth in the Custodial Agreement.

“Trigger Event” shall have the meaning set forth in Section 5.01(a)(iii).

“Underwriting Agreement” means the underwriting agreement relating to the Units dated June 25, 2020 between the Company and the several underwriters named therein.

“Underwriters” means Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.

“Unit” means and evidences the collective rights of a Holder of an equity unit consisting of (i) one Purchase Contract and (ii) one Treasury Strips Component prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Unit of Exchange Property” shall have the meaning set forth in Section 6.01.

“Utility” means Pacific Gas and Electric Company, a California corporation.

“Valuation Period” means each of the 20 consecutive Trading Days beginning on, and including the 21st Scheduled Trading Day immediately preceding August 16, 2023.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for the purposes of this definition, the reference to “a majority of the Capital Stock” in the definition of “Subsidiary” shall be deemed replaced by a reference to “all of the Capital Stock”.

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with.

Every Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such Officer’s Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, on information with respect to which is in the possession of the Company as applicable, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company, as applicable, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, as applicable, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Section 1.03. Notices. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served by the Purchase Contract Agent or by the Holders to or on the Company may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Purchase Contract Agent) to the Company’s General Counsel, PG&E Corporation, at 77 Beale Street, San Francisco, California 94105, Attention: General Counsel with copy (which shall not constitute a notice) to Nicholas A. Dorsey and C. Daniel Haaren, Cravath, Swaine & Moore LLP, at 825 Eighth Avenue, New York, New York 10019. Any notice, direction, request or demand by the Company or any Holder to or upon the Purchase Contract Agent shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address of the Purchase Contract Agent is filed by the Purchase Contract Agent with the Company) to The Bank of New York Mellon Trust Company, N.A., 400 South Hope Street, Suite 500, Los Angeles, CA 90073, Attention: Corporate Trust Administration.

The Purchase Contract Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Purchase Contract Agent shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Purchase Contract Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Purchase Contract Agent in its discretion elects to act upon such instructions, the Purchase Contract Agent’s understanding of such instructions shall be deemed controlling. The Purchase Contract Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Purchase Contract Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Purchase Contract Agent, including without limitation the risk of the Purchase Contract Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register; provided, however, that, in the case of a Global Unit or Global Purchase Contract, electronic notice may be given to the Depositary, as the Holder thereof, in accordance with the applicable procedures of the Depositary. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be reasonably satisfactory to the Purchase Contract Agent shall be deemed to be sufficient notice.

Section 1.04. Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.05. Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.06. Separability Clause. In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.07. Benefits of Agreement. Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

Section 1.08. Governing Law. THIS AGREEMENT, THE UNITS AND THE PURCHASE CONTRACTS AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 1.09. Legal Holidays. In any case where any Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, the settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Settlement Date, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay.

Section 1.10. Counterparts. This Agreement may be executed by facsimile (including electronic) signature in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.11. Inspection of Agreement. Unless a conformed copy of this Agreement has been filed on the EDGAR system of the U.S. Securities and Exchange Commission (the “Commission”), a copy of this Agreement shall be available at all reasonable times during normal business hours at PG&E Corporation, 77 Beale Street, San Francisco, California 94105, for inspection by any Holder or Beneficial Holder.

Section 1.12. Calculations. The solicitation of any necessary bids and the performance of any calculations to be made hereunder and under the Units and Purchase Contracts shall be the sole obligation of the Company, and the Purchase Contract Agent shall have no obligation to make, review or verify such calculations. These calculations include, but are not limited to, determination of the applicable Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value, and the Daily VWAP, as the case may be. All such calculations made by the Company or its agent hereunder shall be made in good faith and, absent manifest error, be final and binding on the Purchase Contract Agent, Custodian and the Holders. For any calculations to be made by the Company or its agent hereunder, the Company shall provide a schedule of such calculations to the Purchase Contract Agent, and the Purchase Contract Agent shall be entitled to conclusively rely upon the accuracy of the calculations by the Company or its agent without independent verification, shall have no liability with respect thereto and shall have no liability to the Holders for any loss any of them may incur in connection with no independent verification having been done. Furthermore, the Purchase Contract Agent shall not be under any duty or responsibility to determine whether any facts exist which may require any adjustment hereunder, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed.

Section 1.13. UCC. Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

Section 1.14. Waiver of Jury Trial. Each of the Company and the Purchase Contract Agent waives its respective rights to trial by jury in any action or proceeding arising out of or related to the Purchase Contracts, this Agreement or the transactions contemplated hereby, to the maximum extent permitted by law.

Section 1.15. Foreign Account Tax Compliance Act (FATCA). The Company agrees (i) to provide the Purchase Contract Agent with such reasonable information as it has in its possession to enable the Purchase Contract Agent to determine whether any payments pursuant to this Agreement are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Purchase Contract Agent shall be entitled to make any withholding or deduction from payments under this Agreement to the extent necessary to comply with Applicable Law, for which the Purchase Contract Agent shall not have any liability.

ARTICLE 2

UNIT AND PURCHASE CONTRACT FORMS

Section 2.01. Forms of Units and Purchase Contracts Generally. (a) The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

(b) The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

(c) The Units will initially be issued in the form of one or more fully registered Global Units as set forth in Section 3.06. The Purchase Contracts will initially be issued as Component Purchase Contracts substantially in the form of Attachment 3 to the form of Global Unit attached as Exhibit A hereto, and will be attached to the related Global Unit and registered in the name of The Bank of New York Mellon Trust Company, N.A., as attorney-in-fact of the holder(s) of such Global Unit.

(d) Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

(e) Cash payments in respect of the Treasury Strips Components of Global Units will be made by the Custodian, at the direction of the Purchase Contract Agent, to the Depositary (or its nominee) as the holder of such Units.

(f) Every Global Unit and Global Purchase Contract executed, authenticated on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT / PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02. Form of Certificate of Authentication. The form of certificate of authentication of the Units and Purchase Contracts shall be in substantially the form set forth in the form of Unit or form of Purchase Contract, respectively, attached hereto.

Section 2.03. Global Securities; Separation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the second Scheduled Trading Day immediately preceding August 16, 2023, a Holder of a Unit may separate 48,000 Units (or any integral multiples thereof) into their constituent Purchase Contracts and withdraw the Treasury Strips underlying those Units (each such separated Purchase Contract and separated Treasury Strips, a “Separate Purchase Contract” and “Separate Treasury Strips,” respectively), which will thereafter trade under their respective CUSIP numbers, and that Unit will cease to exist. Any separation of Units may be made only in integral multiples of 48,000 Units. To withdraw the Treasury Strips evidenced by the Units, a Holder must: (i) deliver the relevant Units to the Purchase Contract Agent; and (ii) a separation notice (“Separation Notice”) to the Purchase Contract Agent, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A, requesting that the Purchase Contract Agent instruct the Custodian to release to such Holder the Treasury Strips underlying those Units. In order to cause the separation of a Global Unit into its component parts, a Beneficial Holder must comply with the applicable procedures of the Depositary. Following a valid exercise of separation rights by a Holder of Global Units, the Purchase Contract Agent shall register (x) a decrease in the number of Units represented by the Global Unit and the number of Purchase Contracts represented by the Component Purchase Contract attached to the Global Unit as Attachment 3, as set forth in Schedule A to each such attachment, and (y) a corresponding increase in the number of Purchase Contracts represented by the Global Purchase Contract. The Purchase Contract Agent shall also instruct the Custodian to deliver the Holder’s withdrawn Treasury Strips in accordance with the delivery instructions set forth in the Separation Notice. If, however, such Units are in the form of a Definitive Security in accordance with Section 3.09, the Holder thereof must deliver to the Purchase Contract Agent such Units, together with the relevant Separation Notice. Upon the receipt of such Separation Notice, the Company shall, in accordance with the delivery instructions set forth in such Separation Notice, promptly cause delivery to such Holder of a number of Separate Purchase Contracts underlying the Units identified in the Separation Notice and instruct the Custodian deliver to such Holder a number of Separate Treasury Strips underlying such Units. Separate Purchase Contracts and Separate Treasury Strips will be transferable independently from each other.

(b) Holders which elect to separate the Purchase Contracts and withdraw the related Treasury Strips in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation and withdraw, and neither the Company, the Purchase Contract Agent nor the Custodian shall be liable for any such fees or expenses.

Section 2.04. Recreation of Units.

(a) On any Business Day during the period beginning on, and including, the Business Day immediately following the Issue Date to, but excluding, the second Scheduled Trading Day immediately preceding August 16, 2023, a Holder of 48,000 Separate Purchase Contracts and 48,000 Separate Treasury Strips may recreate Units (which will thereafter trade under the CUSIP number 69331C 140 for the Units) by delivering, for every 48,000 Units being recreated, (i) to the Purchase Contract Agent, 48,000 Separate Purchase Contracts and (ii) to the Custodian, $66,000 face amount (or $33,000 face amount in the case of the Treasury Strips maturing on August 15, 2020) of each of the Treasury Strips that would be then remaining as a portion of the Treasury Strips Component of a Unit. Any recreation of Units may be made only in integral multiples of 48,000 Units. The newly deposited Treasury Strips used to recreate the Units must have the same CUSIP numbers as the ones originally comprising the Treasury Strips Component. Each such Separate Purchase Contract and Separate Treasury Strip will then cease to exist. In order to cause the recreation of global Separate Purchase Contracts and a Separate Treasury Strips into Units, a Beneficial Holder must comply with the applicable procedures of the Depositary. Following a valid exercise of recreation rights by a Holder of Separate Treasury Strips and Global Purchase Contracts, the Purchase Contract Agent shall register (x) an increase in the number of Units represented by the Global Unit and the number of Purchase Contracts represented by the Component Purchase Contract attached to the Global Unit as Attachment 3, as set forth in Schedule A to such attachment, and (y) a corresponding decrease in the number of Purchase Contracts represented by the Global Purchase Contract. If, however, such Separate Purchase Contract and Separate Treasury Strips are in the form of Definitive Securities, the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice (“Recreation Notice”), in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such Recreation Notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such Recreation Notice, of one Unit in definitive form for such Definitive Securities.

(b) Holders that recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and neither the Company nor the Purchase Contract Agent shall be liable for any such fees or expenses.

ARTICLE 3

THE UNITS AND PURCHASE CONTRACTS

Section 3.01. Amount and Denominations. The aggregate number of Units and Separate Purchase Contracts evidenced by Equity-Linked Securities executed, authenticated on behalf of the Holders and delivered hereunder is limited to 14,545,455 (as increased by a number of Units equal to the number of any additional Units purchased by the Underwriters pursuant to the exercise of their option to purchase additional Units as set forth in the Underwriting Agreement), except for Units and Separate Purchase Contracts executed, authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, Section 3.05, Section 3.10 or Section 9.05. Each Unit was initially issued for a purchase price of $100.00 (before underwriting discounts and commissions).

Section 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities. Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with (a) each such Unit representing the rights and obligations of the Holder thereof and of the Company under one Purchase Contract, and the rights and obligations of the Holder thereof, and (b) each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and of the Company under one Separate Purchase Contract. In the case of a Unit, the Holder of such Unit shall, for all purposes hereunder and for the purposes of the Custodial Agreement, be deemed to be the Holder of the Treasury Strip Component and Purchase Contract that are components of such Unit.

Prior to the close of business on the Determination Date with respect to any Purchase Contract (whether such Purchase Contract is held as a component of a Unit or as a Separate Purchase Contract), the shares of Common Stock underlying such Purchase Contract shall not be outstanding, and such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time (in the case of Purchase Contracts), to the Purchase Contract Agent for authentication on behalf of the Holders and delivery, together with an Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate on behalf of the Holders and deliver such Equity-Linked Securities.

The Equity-Linked Securities shall be executed on behalf of the Company by any Authorized Officer and, in the case of the Purchase Contracts, shall be executed on behalf of the Holders by any authorized officer of the Purchase Contract Agent as attorney-in-fact for the Holders of Purchase Contracts from time to time. The signature of any such officer of the Company and the Purchase Contract Agent on the Equity-Linked Securities may be manual or facsimile (including, for the avoidance of doubt, electronic signature).

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company or, in the case of the Purchase Contracts, the Purchase Contract Agent, shall bind the Company and the Holders of Purchase Contracts, as the case may be, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual or facsimile (including, for the avoidance of doubt, electronic) signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Equity-Linked Securities. Pending the preparation of any Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent, in lieu of such Definitive Equity-Linked Securities, temporary Equity-Linked Securities that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company will cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall execute as attorney-in-fact for the Holder, authenticate and deliver in exchange therefor, one or more Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the Units or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

Section 3.05. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed security registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall execute as attorney-in-fact for and on behalf of the designated transferee or transferees, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized numbers and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall execute as attorney-in-fact for and on behalf of the Holder, authenticate and deliver the Equity-Linked Securities which the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company or the Purchase Contract Agent on behalf of the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 10.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the Purchase Contract Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Company shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or cause to be delivered the shares of Common Stock deliverable and cash in lieu of any fractional share of Common Stock in respect of the Purchase Contracts evidenced by such Equity-Linked Security (and shall direct the Custodian to deliver the corresponding Separate Treasury Strips, if such Equity-Linked Security is a Unit).

Section 3.06. Book-Entry Interests. The Units, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Units shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Holder will receive a Definitive Unit representing such Beneficial Holder’s interest in such Global Unit, except as provided in Section 3.09. Unless and until definitive, fully registered Securities have been issued to Beneficial Holders pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) the Company shall treat the Depositary for all purposes of this Agreement (including settling the Purchase Contracts and receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Holders;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv) the rights of the Beneficial Holders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Holders and the Depositary or the Depositary Participants.

Section 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Holders.

Section 3.08. Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Purchase Contracts, as the case may be.

Section 3.09. Definitive Securities. If:

(i) the Depositary is at any time unwilling or unable to continue as depositary for the Global Securities or ceases to be a Clearing Agency registered under the Exchange Act, and a successor Depositary registered as a Clearing Agency under the Exchange Act is not appointed by the Company within 90 days; or

(ii) any failure on the part of the Company to observe or perform any covenant or agreement in the Purchase Contracts or the Purchase Contract Agreement, has occurred and is continuing and a Beneficial Holder of 48,000 Units (or any integral multiple thereof) or a Holder of Separate Purchase Contracts requests that its Securities be issued in physical, certificated form, then, in each case the Company shall execute, and the Purchase Contract Agent upon receipt of an Issuer Order for the authentication and delivery of Definitive Securities, shall authenticate and deliver Definitive Securities representing an aggregate number of Securities with respect to the Global Security or Securities representing such Securities (or representing an aggregate number of Securities equal to the aggregate number of Securities in respect of which such Beneficial Holder has requested the issuance of Definitive Securities pursuant to clause (ii) above) in exchange for such Global Security or Securities (or portion thereof). Each Definitive Security so delivered shall evidence Units, Purchase Contracts or Treasury Strip Components, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof.

Section 3.10. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, together with such security or indemnity as may be reasonably required by the Company and the Purchase Contract Agent to hold them or any of their agents harmless, then the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate on behalf of the Holder, and deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such security or indemnity as may be reasonably required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the Purchase Contract Agent shall authenticate on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to execute as attorney-in-fact on behalf of the Holder, authenticate and deliver to the Holder, an Equity-Linked Security on or after the Business Day immediately preceding the Purchase Contract Settlement Date or any earlier Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Company shall, if a Settlement Date with respect to such Equity-Linked Security has occurred, deliver or arrange for delivery of the shares of Common Stock deliverable and cash in lieu of any fractional share of Common Stock in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with (i) a number of Separate Treasury Strips equal to the number of, and with the same CUSIP numbers, as the Treasury Strips originally comprising the Treasury Strips Components of such Equity-Linked Security if such Equity-Linked Security is a Unit (in the case of any settlement occurring on the second Business Day following any Early Settlement Date, the second Business Day following any Fundamental Change Early Settlement Date or upon a Bankruptcy Event) or (ii) cash (in the case of any settlement occurring on the Purchase Contract Settlement Date), as applicable).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

Section 3.11. Persons Deemed Owners. Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company, the Purchase Contract Agent and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Equity-Linked Security is registered as the owner of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and none of the Company, the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Unit or Global Purchase Contract, nothing contained herein shall prevent the Company or the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Unit or Global Purchase Contract or impair, as between such Depositary and the related Beneficial Holder, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Unit or Global Purchase Contract.

None of the Purchase Contract Agent, the Custodian and the Security Registrar shall have any responsibility or obligation to any Beneficial Holder in a Global Security, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, Beneficial Holder or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Agreement shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of Beneficial Holders in Global Securities shall be exercised only through the Depositary subject to the applicable procedures. The Purchase Contract Agent, the Custodian and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, DTC participants and any Beneficial Holders. The Purchase Contract Agent, the Custodian and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered Holder of any Global Security for all purposes of this Agreement relating to such Global Security (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to any Beneficial Holder) as the sole Holder of such Global Security and shall have no obligations to the Beneficial Holders thereof. None of the Purchase Contract Agent, the Custodian and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of the Beneficial Holders of any such Global Security, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any Holder or Beneficial Holder of such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company or the Purchase Contract Agent, or any agent of the Company or the Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and Beneficial Holders of such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

None of the Purchase Contract Agent, the Custodian or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or Beneficial Holders in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.12. Cancellation. All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of an Equity-Linked Security shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously executed, authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Equity-Linked Securities shall be executed, authenticated on behalf of the Holder and delivered in lieu of or in exchange for any Equity-Linked Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation, in which case such Equity-Linked Security shall be accompanied by an Issuer Order and cancelled in accordance with the immediately preceding paragraph.

ARTICLE 4

SETTLEMENT OF THE PURCHASE CONTRACTS

Section 4.01. Settlement Rate. (a) Each Purchase Contract obligates the Company to deliver, on the Purchase Contract Settlement Date, a number of shares of Common Stock (subject to Article 5) equal to the Settlement Rate as determined by the Company, unless such Purchase Contract has settled prior to the Purchase Contract Settlement Date.

(b) The “Settlement Rate” is equal to:

(i) if the Applicable Market Value is greater than the Threshold Appreciation Price, 8.5929 shares of Common Stock for each Purchase Contract (the “Minimum Settlement Rate”);

(ii) if the Applicable Market Value is greater than or equal to the Reference Price but less than or equal to the Threshold Appreciation Price, a number of shares of Common Stock for each Purchase Contract equal to the Stated Amount, divided by the Applicable Market Value; and

(iii) if the Applicable Market Value is less than the Reference Price, 10.5263 shares of Common Stock for each Purchase Contract (the “Maximum Settlement Rate”).

(c) The Maximum Settlement Rate and the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) shall be subject to adjustment as provided in Article 5.

(d) The Company shall give notice of the Settlement Rate to the Purchase Contract Agent and Holders no later than the Scheduled Trading Day prior to the Purchase Contract Settlement Date.

Section 4.02. Representations and Agreements of Holders. Each Holder of an Equity-Linked Security, by its acceptance thereof:

(a) irrevocably authorizes and directs the Purchase Contract Agent to execute and deliver on its behalf and perform this Agreement on its behalf and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(b) in the case of a Purchase Contract that is a component of a Unit, or that is evidenced by a Global Purchase Contract, irrevocably authorizes and directs the Purchase Contract Agent to execute, deliver and hold on its behalf the Global Purchase Contract or the Component Purchase Contract evidencing such Purchase Contract and appoints the Purchase Contract Agent its attorney-in-fact for any and all such purposes;

(c) consents to, and agrees to be bound by the terms and provisions thereof;

(d) agrees to the tax treatment provided for in Section 13.07; and

(e) represents and warrants that neither the Beneficial Holder nor, to the Beneficial Holder’s knowledge, any other Person, would become a “Substantial Shareholder” (as defined in the Amended Articles) as a result of the Beneficial Holder’s acquisition of Purchase Contracts (treating the Beneficial Holder and any such other Person as actually holding, solely for purposes of this representation, the number of shares of Common Stock that would be received upon settlement at the Maximum Settlement Rate of all Purchase Contracts acquired or beneficially owned by the Beneficial Holder or any such other Person, as applicable, but treating all other Purchase Contracts as still unsettled), and, for the avoidance of doubt, taking into account the Beneficial Holder’s and any such other Person’s (i) current ownership of the Common Stock and any of the Utility’s preferred stock and (ii) other acquisitions of the Common Stock and any of the Utility’s preferred stock (if any) concurrent with or in connection with such Beneficial Holder’s acquisition of the Purchase Contracts.

Section 4.03. Purchase Contract Settlement Fund. On the applicable Settlement Date, the Company shall issue and deliver to the Holders of the Outstanding Purchase Contracts (or, in the case of an Early Settlement, to the Holders of Purchase Contracts that have elected such Early Settlement) the aggregate number of shares of Common Stock to which such Holders of the Purchase Contracts to be settled on such Settlement Date are entitled hereunder. When any shares of Common Stock are required to be delivered to Holders pursuant to this Article 4, the Company shall deliver such shares of Common Stock, together with any dividends or distributions for which a Record Date and payment date for such dividend or distribution have occurred as of or after the close of business on the applicable Determination Date (collectively, the “Purchase Contract Settlement Fund”) to such Holders, and the Company shall cause any such shares to be registered in the name of such Holder or such Holder’s designee pursuant to Section 4.09.

Section 4.04. Settlement Conditions. A Holder’s right to receive the shares of Common Stock, and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, upon settlement of any of its Purchase Contracts is subject to the following conditions:

(a) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, surrendering the relevant Definitive Security to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto, or if such Purchase Contract is represented by a Global Security, surrendering the relevant Security in compliance with the Depositary’s applicable procedures; and

(b) the payment of any transfer or similar taxes payable pursuant to Section 4.09.

Section 4.05. Settlement on the Purchase Contract Settlement Date. On the Purchase Contract Settlement Date, subject to satisfaction of the conditions set forth in Section 4.04 by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.11 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.09. The Person in whose name any shares of Common Stock shall be issuable upon settlement of any Purchase Contract on the Purchase Contract Settlement Date shall be treated as the holder of record of such shares as of the close of business on the last Trading Day of the Valuation Period.

Section 4.06. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 4.06, prior to the close of business on the second Scheduled Trading Day immediately preceding August 16, 2023, a Holder of 48,000 Units (or any integral multiple thereof) or a Holder of Separate Purchase Contracts, may elect to settle its Purchase Contracts early at the Early Settlement Rate (“Early Settlement Right”).

(b) A Holder’s right to receive Common Stock upon Early Settlement of any of its Purchase Contracts is subject to the following conditions (in the case of Global Securities, subject to the applicable procedures of the Depositary):

(i) delivery of a written and signed notice of election (an “Early Settlement Notice”) in the form attached to the Purchase Contract to the Purchase Contract Agent electing Early Settlement of such Purchase Contract;

(ii) satisfaction of the conditions set forth in Section 4.04; and

(iii) in the case of Purchase Contracts underlying Units, election of an Early Settlement may be made only in integral multiples of 48,000 Units.

(c) If a Holder complies with the requirements set forth in Section 4.06(b) before the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Date.” If a Holder complies with the requirements set forth in Section 4.06(b) at or after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next succeeding Business Day shall be considered the “Early Settlement Date.”

(d) Subject to satisfaction of the conditions set forth in Section 4.06(b) by a Holder with respect to any of its Purchase Contracts, the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Early Settlement Rate to be issued and delivered, together with payment of (i) any cash payable in lieu of fractional shares pursuant to Section 4.11 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon), to such Holder by book-entry transfer or other appropriate procedures pursuant to Section 4.09 on the second Business Day following the Early Settlement Date. The Person in whose name any shares of the Common Stock shall be issuable upon such Early Settlement of a Purchase Contract shall be treated as the holder of record of such shares as of the close of business on the relevant Early Settlement Date.

(e) In the event that Early Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Settlement, the Purchase Contract Agent shall direct the Custodian to deliver the Treasury Strips evidenced by those Units to such Holder free and clear of any liens or other encumbrances on the second Business Day following the Early Settlement Date.

(f) In the event that Early Settlement is effected with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement, the Company shall execute and the Purchase Contract Agent shall execute as attorney-in-fact on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

(g) Upon receipt of any Early Settlement Notice pursuant to Section 4.06(b), the Purchase Contract Agent shall promptly deliver a copy of such Early Settlement Notice to the Company.

Section 4.07. Early Settlement Upon a Fundamental Change. (a) If a Fundamental Change occurs and a Holder exercises the option to effect Early Settlement in respect of its Purchase Contracts in connection with such Fundamental Change in accordance with the procedures set forth in Section 4.06, such Holder shall receive a number of shares of Common Stock (or cash, securities or other property, as applicable) for each such Purchase Contract equal to the Fundamental Change Early Settlement Rate on the date such Fundamental Change Early Settlement Right is exercised (the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts set forth in Section 4.06 hereof, during the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on the 35th Business Day thereafter (or, if earlier, the second Scheduled Trading Day immediately preceding August 16, 2023) (the “Fundamental Change Early Settlement Period”).

(b) If a Holder complies with the requirements set forth in Section 4.07(a) and 4.06(b) to exercise the Fundamental Change Early Settlement Right before the close of business on any Business Day during the Fundamental Change Early Settlement Period, then that Business Day shall be considered the “Fundamental Change Early Settlement Date.” If a Holder complies with the requirements set forth in set forth in Section 4.07(a) and 4.06(b) to exercise the Fundamental Change Early Settlement Right at or after the close of business on any Business Day during the Fundamental Change Early Settlement Period or at any time on a day during the Fundamental Change Early Settlement Period that is not a Business Day, then the next succeeding Business Day shall be considered the “Fundamental Change Early Settlement Date.”

(c) The Company shall provide the Purchase Contract Agent, the Custodian and the Holders of Units and Separate Purchase Contracts with a notice of a Fundamental Change within five Business Days after its Fundamental Change Effective Date and issue a press release announcing such Fundamental Change Effective Date. The notice shall set forth (i) the applicable Fundamental Change Early Settlement Rate, (ii) if not Common Stock, the kind and amount of cash, securities and other property receivable by the Holder upon settlement, (iii) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised and (iv) any other information the Company determines to be appropriate.

(d) The “Fundamental Change Early Settlement Rate” shall be determined by the Company by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Fundamental Change Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be:

(i) in the case of a Fundamental Change described in clause (b) of the definition thereof in which all holders of shares of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; and

(ii) in all other cases, the Stock Price shall be the arithmetic average of the Daily VWAPs of the Common Stock over the five consecutive Trading Day period ending on the Trading Day immediately preceding such Fundamental Change Effective Date.

(e) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Fixed Settlement Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Maximum Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Maximum Settlement Rate as so adjusted. The Fundamental Change Early Settlement Rates per Purchase Contract in the table below shall be adjusted in the same manner and at the same time as the Fixed Settlement Rates as set forth in Section 5.01.

(f) The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract for each Stock Price and Fundamental Change Effective Date set forth below:

	Stock Price
Fundamental Change Effective Date	$2.00	$4.00	$6.00	$8.00	$9.50	$10.50	$11.64	$13.00	$15.00	$18.00	$21.00	$25.00	30.00$	$35.00
July 1, 2020	10.3248	9.9939	9.5052	9.0924	8.8699	8.7592	8.6630	8.5811	8.5065	8.4547	8.4379	8.4357	8.4415	8.4475
August 16, 2020	10.3372	10.0252	9.5399	9.1200	8.8914	8.7774	8.6781	8.5936	8.5167	8.4633	8.4459	8.4433	8.4487	8.4542
February 16, 2021	10.3813	10.1499	9.6883	9.2397	8.9836	8.8538	8.7404	8.6438	8.5564	8.4966	8.4769	8.4729	8.4765	8.4803
August 16, 2021	10.4170	10.2681	9.8520	9.3763	9.0862	8.9361	8.8043	8.6924	8.5927	8.5265	8.5055	8.5005	8.5025	8.5047
February 16, 2022	10.4472	10.3753	10.0399	9.5445	9.2088	9.0297	8.8715	8.7386	8.6236	8.5521	8.5314	8.5265	8.5273	8.5282
August 16, 2022	10.4738	10.4551	10.2454	9.7595	9.3615	9.1370	8.9374	8.7734	8.6408	8.5695	8.5530	8.5498	8.5498	8.5500
February 16, 2023	10.5002	10.4998	10.4479	10.0823	9.5949	9.2760	8.9882	8.7694	8.6265	8.5775	8.5721	8.5716	8.5716	8.5716
August 16, 2023	10.5263	10.5263	10.5263	10.5263	10.5263	9.5238	8.5929	8.5929	8.5929	8.5929	8.5929	8.5929	8.5929	8.5929

The exact Stock Prices and Fundamental Change Effective Dates may not be set forth in the table above, in which case:

(i) if the applicable Stock Price is between two Stock Prices in the table or the applicable Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Stock Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the applicable Stock Price is greater than $35.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices set forth in the column headings of the table above), the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii) if the applicable Stock Price is less than $2.00 per share (subject to adjustment in the same manner and at the same time as the Stock Price set forth in the column headings of the table above, the “Minimum Stock Price”) the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, and using straight-line interpolation, as described in clause (i) of this Section 4.07(f), if the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table.

The maximum number of shares of Common Stock deliverable under a Purchase Contract is 10.5263, subject to adjustment in the same manner and at the same time as the Fixed Settlement Rates as set forth under Section 5.01.

(g) [Reserved.]

(h) Subject to satisfaction of the conditions set forth in Section 4.06(b) by a Holder with respect to any of its Purchase Contracts, the Company shall cause to be delivered a number of shares of Common Stock, or securities, cash or other property, as applicable, payable as a result of such Holder’s exercise of the Fundamental Change Early Settlement Right in accordance with the provisions set forth in Section 4.06(d), except that (i) such delivery shall be made on the second Business Day following the Fundamental Change Early Settlement Date, and (ii) the Person in whose name any shares of Common Stock or other securities, if applicable, shall be issuable following exercise of a Holder’s Fundamental Change Early Settlement Right shall be treated as the holder of record of such shares or other securities, if applicable, as of the close of business on the Fundamental Change Early Settlement Date.

(i) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts that are a component of Units, upon such Early Settlement in connection with a Fundamental Change, the Purchase Contract Agent shall direct the Custodian to deliver the Treasury Strips evidenced by those Units to such Holder free and clear of any liens or other encumbrances on the second Business Day following the Fundamental Change Early Settlement Date.

(j) If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the Purchase Contract Agent shall execute as attorney-in-fact on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was not effected.

(k) If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Settlement Date, including, if applicable, the provisions set forth in Section 5.01.

Section 4.08. Acceleration of Purchase Contract Settlement Date. If a Bankruptcy Event occurs at any time on or before the last Trading Day of the Valuation Period (the day on which such Bankruptcy Event occurs, the “Acceleration Date”), the Purchase Contract Settlement Date shall automatically be accelerated to the Business Day immediately following the Acceleration Date and Holders of Purchase Contracts shall be entitled to receive, upon settlement of the Purchase Contracts on such accelerated Purchase Contract Settlement Date, a number of shares of Common Stock per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to the Acceleration Date (regardless of the Applicable Market Value of the Common Stock at that time). The Company shall cause to be delivered the shares of Common Stock, securities, cash or other property deliverable as a result of any such acceleration of the Purchase Contract Settlement Date in accordance with the provisions set forth in Section 4.05, except that (i) such delivery shall be made on the accelerated Purchase Contract Settlement Date, and (ii) the Person in whose name any shares of Common Stock shall be issuable following such acceleration shall be treated as the holder of record of such shares as of the close of business on the Acceleration Date. Any claim for damages that Holders of the Purchase Contracts (whether as Separate Purchase Contracts or Purchase Contracts underlying Units) have for the Company’s failure to deliver shares of Common Stock following a Bankruptcy Event as described in this Section 4.08 will rank pari passu with the claims of holders of the shares of Common Stock in the relevant bankruptcy proceeding.

Section 4.09. Registration of Underlying Shares and Transfer Taxes. The shares of Common Stock underlying the Purchase Contracts shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent, and the Company will pay all documentary, stamp or similar issue or transfer taxes attributable to the delivery thereof, unless any such tax is payable in respect of any registration of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such registration shall be made unless the Person requesting such registration has paid any such taxes required by reason of such registration in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

Section 4.10. Return of Purchase Contract Settlement Fund. In the event a Holder fails to effect surrender or delivery of its Units or Purchase Contracts on or following the applicable Settlement Date in accordance with the provisions hereof, the shares of Common Stock underlying such Purchase Contracts, and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the surrender of the relevant Units or Separate Purchase Contracts for settlement in accordance with the provisions hereof or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the passage of two years from the applicable Settlement Date, as the case may be, following which the Purchase Contract Agent shall pay to the Company such Holder’s share of such Common Stock and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund; provided, however, that prior to receiving any such payment, the Company shall notify each such Holder that such property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice, any unclaimed balance of such property then remaining will be repaid to the Company. After payment to the Company, (A) Holders entitled to such property must look to the Company for payment as general creditors, unless applicable abandoned property law designates another Person, and (B) all liability of the Purchase Contract Agent with respect to such property shall cease.

Section 4.11. No Fractional Shares. No fractional shares or scrip certificates representing fractional shares of Common Stock shall be issued or delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional shares of Common Stock that would otherwise be issuable upon settlement of any Purchase Contracts, a Holder of a Purchase Contract shall be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled (provided that, so long as the Units are held as Global Units, the Company may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of the Depositary), multiplied by the Daily VWAP of the Common Stock on the Trading Day immediately preceding the Purchase Contract Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as the case may be. To the extent the Purchase Contract Agent is obligated to make any payments on behalf of the Company pursuant to this Agreement, the Company shall provide the Purchase Contract Agent with sufficient funds to permit the Purchase Contract Agent to make all such cash payments in a timely manner, and the Purchase Contract Agent shall incur no liability as a result of the failure of the Company to provide such funds.

ARTICLE 5

ANTI-DILUTION ADJUSTMENTS TO THE FIXED SETTLEMENT RATES

Section 5.01. Adjustments. (a) Each Fixed Settlement Rate shall be adjusted as set forth in this 5.01, except that the Company shall not make any adjustments to the Fixed Settlement Rates if Holders participate (other than in the case of a share split or share combination or a tender or exchange offer described in Section 5.01(a)(v)), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Purchase Contracts, in any of the transactions set forth in Sections 5.01(a)(i)-(v) without having to settle their Purchase Contracts as if they held a number of shares of Common Stock equal to (i) the Maximum Settlement Rate as of the Record Date for such transaction, multiplied by (ii) the number of Purchase Contracts held by such Holder.

(i) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, each Fixed Settlement Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =	such Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 =	such Fixed Settlement Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 5.01(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 5.01(a)(i) is declared but not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding immediately prior to the close of business on the relevant Record Date or immediately prior to the open of business on the relevant Effective Date, as the case may be, and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Company holds in treasury. The Company shall not pay any dividend or make any distribution on shares of Common Stock that it holds in treasury.

(ii) If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Settlement Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 =	such Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1 =	such Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 5.01(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise of such rights, options or warrants, each Fixed Settlement Rate shall be decreased to such Fixed Settlement Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to issue such rights, options or warrants to such Fixed Settlement Rate that would then be in effect if such Record Date for such issuance had not occurred.

For the purpose of this Section 5.01(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(iii) (A) If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(1) dividends, distributions or issuances as to which the provisions set forth in Section 5.01(a)(i) or Section 5.01(a)(ii) shall apply;

(2) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 5.01(a)(iv) shall apply;

(3) any distributions upon conversion of, or in exchange for, shares of Common Stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the consideration due upon settlement of the Purchase Contracts as set forth under Section 6.01;

(4) except as otherwise set forth in Section 5.01(a)(vii), rights issued pursuant to a shareholder rights plan adopted by the Company; and

(5) Spin-Offs as to which the provisions set forth below in Section 5.01(a)(iii)(B) shall apply;

then each Fixed Settlement Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 =	such Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 =	such Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

SP0 =	the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors in good faith) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution.

Any increase made under this Section 5.01(a)(iii)(A) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to be such Fixed Settlement Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each Purchase Contract, at the same time and upon the same terms as holders of Common Stock, without having to settle such Purchase Contract, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect on the Record Date for the distribution.

(B) With respect to an adjustment made under this Section 5.01(a)(iii) where there has been a Spin-Off, each Fixed Settlement Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 =	such Fixed Settlement Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

CR1 =	such Fixed Settlement Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

FMV0 =	the Average VWAP per share of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Distribution Valuation Period”); and

MP0 =	the Average VWAP per share of Common Stock over the Distribution Valuation Period.

The increase to each Fixed Settlement Rate made under this Section 5.01(a)(iii)(B) will be calculated as of the close of business on the last Trading Day of the Distribution Valuation Period but will be given retroactive effect as of immediately after the open of business on the Ex-Date of the Spin-Off. Because the Company shall make the adjustment to each Fixed Settlement Rate with retroactive effect, the Company shall delay the settlement of any Purchase Contract where any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Distribution Valuation Period until the second Business Day after the last Trading Day of such Distribution Valuation Period. If such dividend or distribution is not so paid, each Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 5.01(a)(iii) (and subject in all respects to Section 5.01(a)(i) and Section 5.01(a)(ii)):

(A) rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1) are deemed to be transferred with such shares of Common Stock;

(2) are not exercisable; and

(3) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 5.01(a)(iii) (and no adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Settlement Rates shall be made under this Section 5.01(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Settlement Rates under this clause (iii) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Settlement Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Settlement Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 5.01(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Settlement Rates shall be readjusted as if such rights, options and warrants had not been issued;

provided that, in each case, such rights, options or warrants are deemed to be transferred with such shares of Common Stock and are also issued in respect of future issuances of the Common Stock.

For purposes of Section 5.01(a)(i), Section 5.01(a)(ii) and this Section 5.01(a)(iii), if any dividend or distribution to which this 5.01(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 5.01(a)(i) is applicable (the “Clause A Distribution”); or

(B) an issuance of rights, options or warrants to which Section 5.01(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.01(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Settlement Rate adjustment required by this Section 5.01(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Settlement Rate adjustment required by Section 5.01(a)(i) and Section 5.01(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 5.01(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 5.01(a)(ii).

(iv) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, each Fixed Settlement Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 =	such Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
CR1 =	such Fixed Settlement Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;
SP0 =	the Average VWAP per share of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution;
C =	the amount in cash per share the Company distributes to all or substantially all holders of Common Stock.

Any increase made under this Section 5.01(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be such Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above) in lieu of the foregoing increase, each Holder shall receive, in respect of each Purchase Contract, at the same time and upon the same terms as holders of shares of Common Stock, without having to settle such Purchase Contract, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate on the Record Date for such cash dividend or distribution.

(v) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Average VWAP per share of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Settlement Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	such Fixed Settlement Rate in effect immediately prior to the close of business on the Expiration Date;

CR1 =	such Fixed Settlement Rate in effect immediately after the close of business on the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =	the Average VWAP of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The increase to each Fixed Settlement Rate made under this Section 5.01(a)(v) will be calculated at the close of business on the last Trading Day of the Averaging Period but will be given retroactive effect as of immediately after the close of business on the Expiration Date. Because the Company will make the adjustment to each Fixed Settlement Rate with retroactive effect, the Company shall delay the settlement of any Purchase Contracts where any date for determining the number of shares of Common Stock issuable to a Holder occurs within the Averaging Period until the second Business Day after the last Trading Day of such Averaging Period. For the avoidance of doubt, no adjustment under this Section 5.01(a)(v) will be made if such adjustment would result in a decrease in any Fixed Settlement Rate, except as set forth in the immediately succeeding sentence.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Settlement Rate shall again be adjusted to be such Fixed Settlement Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).

(vi) If:

(A) the Record Date for a dividend or distribution on shares of Common Stock occurs after the end of the Valuation Period and before the Purchase Contract Settlement Date; and

(B) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such Record Date occurred on or before the last Trading Day of such 20-Trading Day period, then the Company shall deem the Holders to be holders of record, for each Purchase Contract, of a number of shares of Common Stock equal to the Settlement Rate for purposes of that dividend or distribution, and in such a case, the Holders would receive the dividend or distribution on Common Stock together with the number of share of Common Stock issuable upon settlement of such Purchase Contract.

(vii) If the Company has a rights plan in effect upon settlement of the Purchase Contracts into shares of Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such settlement, the rights under the rights plan. However, if, prior to any settlement of the Purchase Contracts, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, each Fixed Settlement Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock, shares of its Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 5.01(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii) The Company may (but is not required to), to the extent permitted by law and the rules of NYSE or any other securities exchange on which the shares of Common Stock or the Purchase Contracts are then listed, increase each Fixed Settlement Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors determines that such increase would be in the best interest of the Company. The Company may also (but is not required to) increase each Fixed Settlement Rate as it deems advisable in order to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. However, in either case, the Company may only make such discretionary adjustments if it makes the same proportionate adjustment to each Fixed Settlement Rate.

(ix) The Company shall not adjust the Fixed Settlement Rates:

(A) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options, rights or warrants to purchase such shares of Common Stock pursuant to any present or future benefit or other incentive plan or program of or assumed by the Company or any of its Subsidiaries;

(C) subject to Section 5.01(a)(vii), upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 5.01(a)(ix) and outstanding as of the initial Issue Date;

(D) for a change in the par value of the Common Stock; or

(E) for stock repurchases that are not tender or exchange offers referred to in Section 5.01(a)(v), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors that are not tender or exchange offers referred to in Section 5.01(a)(v).

(x) Adjustments to each Fixed Settlement Rate will be calculated to the nearest 1/10,000th of a share, and corresponding adjustments to the Reference Price and Threshold Appreciation Price will be calculated to the nearest $0.0001. Except as otherwise provided above, the Company shall be responsible for making all calculations called for under the Purchase Contracts. These calculations include, but are not limited to, determinations of the Fundamental Change Early Settlement Rate, the Stock Price, the Daily VWAPs, the Average VWAPs and the Fixed Settlement Rates.

(xi) For the avoidance of doubt, if an adjustment is made to the Fixed Settlement Rates, no separate inversely proportionate adjustment will be made to the Reference Price or the Threshold Appreciation Price because the Reference Price is equal to $100.00 divided by the Maximum Settlement Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Settlement Rate (as adjusted in the manner described herein).

(xii) Whenever any provision of this Agreement requires the Company to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors shall make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Settlement Rate or the Fundamental Change Early Settlement Rate, as the case may be) to account for any adjustments to the Fixed Settlement Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Record Date, Ex-Date, Effective Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(b) Whenever the Fixed Settlement Rates and the Fundamental Change Conversion Rates set forth in the table in the definition of “Fundamental Change Conversion Rate” are to be adjusted, the Company shall:

(i) compute such adjusted Fixed Settlement Rates and Fundamental Change Conversion Rates;

(ii) within ten Business Days after the Fixed Settlement Rates are to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within ten Business Days after the Fixed Settlement Rates are to be adjusted, provide or cause to be provided, to the Holders and the Purchase Contract Agent, a statement setting forth in reasonable detail the method by which the adjustments to the Fixed Settlement Rates and Fundamental Change Conversion Rates were determined and setting forth such adjusted Fixed Settlement Rates and Fundamental Change Conversion Rates.

ARTICLE 6

RECAPITALIZATIONS, RECLASSIFICATIONS AND CHANGES OF COMMON STOCK

Section 6.01. Reorganization Events and Exchange Property. In the event of:

(i) any consolidation or merger of the Company with or into another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;

(iii) any reclassification of Common Stock into securities (other than a share split or share combination) including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Company with another Person (other than in connection with a consolidation or merger),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each Purchase Contract outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, be settled by delivering the kind of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of shares of Common Stock would have been entitled to receive in connection with such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock would have received in such Reorganization Event), and, prior to or at the effective time of such Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Purchase Contract Agent a supplemental agreement pursuant to this Agreement and the Purchase Contracts to provide for such change in the right to settle the Purchase Contracts. If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Exchange Property underlying the Purchase Contracts shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock in such Reorganization Event.

The number of Units of Exchange Property the Company shall deliver upon the settlement of each Purchase Contract following the effective date of such Reorganization Event shall be determined as if references to shares of Common Stock deliverable upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date, the second Business Day following any Early Settlement Date or the second Business Day following any Fundamental Change Early Settlement Date, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date on which the Holders become holders of record of the underlying shares of Common Stock). For the purpose of determining which of clauses (i), (ii) and (iii) of Section 4.01(b) shall apply upon settlement of each Purchase Contract, and for the purpose of calculating the Settlement Rate if clause (ii) of Section 4.01(b) is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts (“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the average over the Valuation Period of the volume-weighted Average Prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

The above provisions of this Section 6.01 shall similarly apply to successive Reorganization Events, and the provisions of Section 5.01 shall apply to any shares of common equity or ADRs of the Company (or any successor thereto) received by the holders of shares of Common Stock in any such Reorganization Event.

The Company (or any successor thereto) shall, as soon as reasonably practicable (but in any event within five calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 6.01.

ARTICLE 7

CONCERNING THE HOLDERS OF PURCHASE CONTRACTS

Section 7.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by a specified percentage of number of Purchase Contracts may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 9.01 and Section 9.03) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Article 7.

Section 7.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Section 9.01 and Section 9.03, the execution of any instrument by a Holder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same.

(b) The ownership of the Units and the Purchase Contracts shall be proved by the Security Register or by a certificate of the Security Registrar.

Section 7.03. Purchase Contracts Deemed Not Outstanding. In determining whether the Holders of the requisite number of Outstanding Purchase Contracts have concurred in any direction, consent or waiver under this Agreement, Purchase Contracts which are owned by the Company or by any Affiliate of the Company with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding Purchase Contracts for the purpose of any such determination, except that for the purpose of determining whether the Purchase Contract Agent shall be protected in relying on any such direction, consent or waiver only Purchase Contracts which a Responsible Officer of the Purchase Contract Agent actually knows are so owned shall be so disregarded. Purchase Contracts so owned which have been pledged in good faith may be regarded as Outstanding Purchase Contracts if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Purchase Contracts and that the pledgee is not the Company or any Affiliate of the Company. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Purchase Contract Agent in accordance with such advice. Upon request of the Purchase Contract Agent, the Company shall furnish to the Purchase Contract Agent promptly an Officer’s Certificate listing and identifying all Purchase Contracts, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01 and Section 8.03, the Purchase Contract Agent shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Purchase Contracts not listed therein are Outstanding Purchase Contracts for the purpose of any such determination.

Section 7.04. Record Date for Consents and Waivers. The Company may, but shall not be obligated to, establish a record date for the purpose of determining the Persons entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given made or taken by Holders of Purchase Contracts. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and any such Persons, shall be entitled to give, make or take any such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holder remains a Holder after such record date.

ARTICLE 8

REMEDIES

Section 8.01. Unconditional Right of Holders to Receive Shares of Common Stock. Each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the shares of Common Stock pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the shares of Common Stock, and such right shall not be impaired without the consent of such Holder.

Section 8.02. Notice To Purchase Contract Agent; Limitation On Proceedings. Holders of not less than 25% of Outstanding Purchase Contracts, by notice given to the Purchase Contract Agent, may request that Purchase Contract Agent to institute proceedings with respect to a default relating to any covenant hereunder; provided, subject to Section 8.08 and Article 9 hereof, the Purchase Contract Agent shall have no obligation to institute any such proceeding. No Holder of Purchase Contracts may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of shares of Common Stock deliverable upon settlement of the Purchase Contracts on any Settlement Date.

Section 8.03. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 8.04. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.05. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 8.06. Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of the right to receive shares of Common Stock or other Exchange Property issuable upon settlement of the Purchase Contracts held by such Holder.

Section 8.07. Waiver of Stay or Execution Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.08. Control by Majority. The Holders of not less than a majority in number of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent has received indemnity reasonably satisfactory to it. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law or the Purchase Contract Agreement, or that may involve it in personal liability.

ARTICLE 9

THE PURCHASE CONTRACT AGENT

Section 9.01. Certain Duties and Responsibilities. (a) The Purchase Contract Agent undertakes to perform, with respect to the Units and Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) the duties and obligations of the Purchase Contract Agent with respect to the Purchase Contracts shall be determined solely by the express provisions of this Agreement, and the Purchase Contract Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent;

(ii) in the absence of bad faith on the part of the Purchase Contract Agent, the Purchase Contract Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein); and

(iii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Purchase Contract Agent unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts.

(c) This Agreement shall not be deemed to create a fiduciary relationship under state or federal law between The Bank of New York Mellon Trust Company, N.A., in its capacity as the Purchase Contract Agent and any Holder of any Purchase Contract (whether separated or as part of a Unit). The Purchase Contract Agent’s rights, benefits, protections, indemnities, privileges and immunities hereunder shall be extended to and shall be enforceable by the Purchase Contract Agent under the Custodial Agreement.

None of the provisions contained in this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Agreement and the Custodial Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

Section 9.02. Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has received written notice at the Corporate Trust Office of the Purchase Contract Agent (subject to Section 9.03(h) hereof), the Purchase Contract Agent shall notify the Company and the Holders of Purchase Contracts of such default hereunder, unless such default shall have been cured or waived.

Section 9.03. Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 9.01:

(a) the Purchase Contract Agent may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate or Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Purchase Contract Agent by a Board Resolution;

(c) the Purchase Contract Agent may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or opinion;

(d) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity reasonably satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Purchase Contract Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement and in no case shall the Purchase Contract Agent be liable for any act or omission hereunder in the absence of its own gross negligence, willful misconduct or bad faith;

(f) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Purchase Contracts; provided that, if the payment within a reasonable time to the Purchase Contract Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Purchase Contract Agent, not reasonably assured to the Purchase Contract Agent by the security afforded to it by the terms of this Agreement, the Purchase Contract Agent may require indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Purchase Contract Agent (which it shall have no obligation to do) or any predecessor Purchase Contract Agent, shall be promptly repaid by the Company upon demand;

(g) the Purchase Contract Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Purchase Contract Agent shall not be charged with knowledge of any default of Securities unless a Responsible Officer of the Purchase Contract Agent shall have received written notice of such default from the Company or any Holder at the Corporate Trust Office;

(i) the Purchase Contract Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement and in no case shall the Purchase Contract Agent be liable for any losses, costs or liabilities of any kind except for those arising directly out of its own gross negligence or willful misconduct;

(j) the permissive rights of the Purchase Contract Agent hereunder shall not be construed as duties;

(k) in no event shall the Purchase Contract Agent be liable for any consequential, special, punitive or indirect loss or damages, including lost profits, even if advised of the likelihood thereof in advance and regardless of the form of action;

(l) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(m) the Purchase Contract Agent may request that the Company deliver an Officer’s Certificate setting forth the name of the individuals and/or titles of Officers authorized at such time to take specific actions pursuant to this Agreement, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded;

(n) the Purchase Contract Agent shall not be responsible for delays or failures in performance of its obligations hereunder resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics or pandemics, governmental regulations superimposed after the fact, fire, communication line failures, loss or malfunctions of utilities, communications or computer (software and hardware) services, computer viruses, power failures, earthquakes, terrorist attacks or other disasters, it being understood that the Purchase Contract Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(o) the Purchase Contract Agent shall not be required to exercise discretion in exercising its rights, powers or authorizations hereunder and the Purchase Contract Agent shall be entitled to refrain from any such act unless and until the Purchase Contract Agent has received written direction from a majority in number of the Outstanding Purchase Contracts and indemnification satisfactory to it and shall not be liable for any delay in acting caused while awaiting such direction.

(p) the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder, in each case, except as expressly set forth herein.

Section 9.04. Not Responsible for Recitals. The recitals contained herein and in the Units or Purchase Contracts shall be taken as the statements of the Company and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent does not make any representations as to the validity or sufficiency of either this Agreement or of the Units or Purchase Contracts. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Units or Purchase Contracts.

Section 9.05. May Hold Units and Purchase Contracts. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and any of their Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Treasury Strips and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Treasury Strips.

Section 9.06. Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as specifically instructed by the Company in an Issuer Order.

Section 9.07. Compensation, Reimbursement and Indemnification. The Company covenants and agrees to pay to the Purchase Contract Agent and the Custodian from time to time, and the Purchase Contract Agent and the Custodian shall be entitled to, such compensation as shall be agreed to in writing between the Company, the Purchase Contract Agent and the Custodian, and the Company covenants and agrees to pay or reimburse the Purchase Contract Agent, each predecessor Purchase Contract Agent, the Custodian and each predecessor Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Agreement or the Custodial Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The Company also covenants to indemnify the Purchase Contract Agent, each predecessor Purchase Contract Agent, the Custodian and each predecessor Custodian for, and to hold each of them harmless against, any and all loss, liability, damage, claim (whether asserted by the Company, any Holder or any other Person) or expense, including taxes (other than taxes based on the income of the Purchase Contract Agent or the Custodian), incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement or the Custodial Agreement, as the case may be, and their duties hereunder or thereunder, including the costs and expenses of defending itself against or investigating any claim or liability (regardless of whether such claim is brought by the Company or any third party). The provisions of this Section 9.07 shall survive the resignation or removal of the Purchase Contract Agent or the Custodian and the termination of this Agreement or the Custodial Agreement. If the Purchase Contract Agent or the Custodian incurs any expenses, or if the Purchase Contract Agent or the Custodian is entitled to any compensation for services rendered (including fees and expenses of its agent and counsel), in each case, in connection with the performance of its obligations under this Agreement or the Custodial Agreement, as the case may be, after the occurrence of a Bankruptcy Event, then any such expenses or compensation are intended to constitute expenses of administration under applicable Bankruptcy Laws. As security for the performance of the obligations of the Company under this Section the Purchase Contract Agent and the Custodian shall have a lien prior to the Holders upon all property and funds held or collected by the Purchase Contract Agent or the Custodian as such, except funds or property held in trust for payment to the Holders of particular Securities. The Company acknowledges and agrees that the Custodian is intended to be a third party beneficiary of this Agreement with respect to this Section 9.07 and shall be entitled to enforce the provisions of this Section 9.07 in all respects as if it had been named as an original party to this Agreement.

Section 9.08. Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder. The Purchase Contract Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia having a combined capital and surplus of at least $25,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority, or a corporation or other Person permitted to act as trustee by the Commission. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

Section 9.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 9.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 9.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time the Holders of a majority in number of the Outstanding Purchase Contracts. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 9.10 shall not have been delivered to the Purchase Contract Agent within 30 days after evidence of such removal is delivered to the Company and Purchase Contract Agent, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time (i) the Purchase Contract Agent shall cease to be eligible under Section 9.08 and shall fail to resign after written request therefor by the Company or by any such Holder or (ii) the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 9.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 9.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent to Holders. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 9.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent. At the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment or reimbursement of any amounts due to it hereunder, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 9.11. Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Equity-Linked Securities shall have been authenticated on behalf of the Holders by the Purchase Contract Agent then in office, but not delivered, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such Purchase Contract Agent’s authentication and deliver the Equity-Linked Securities so authenticated with the same effect as if such successor Purchase Contract Agent had itself authenticated such Equity-Linked Securities.

Section 9.12. Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If three or more Holders (such three or more Holders, the “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Purchase Contract Agent shall transmit to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be transmitted and of payment, or provision for the payment, of the reasonable expenses of such transmission.

Section 9.13. No Other Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent does not assume any obligations, and the Purchase Contract Agent shall not be subject to any liability, under this Agreement or any Security evidencing a Unit or Purchase Contract in respect of the obligations of the Holder of any Unit or Purchase Contract thereunder. The Company agrees, and each Holder of a Security, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Securities on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall not have any obligation to perform such Purchase Contracts (whether held as components of Units or Separate Purchase Contracts) on behalf of the Holders, except to the extent expressly provided in Article 3 hereof.

Section 9.14. Tax Compliance. (a) The Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any shares of Common Stock delivered upon settlement of the Purchase Contracts, any amounts paid in lieu of fractional shares of Common Stock upon settlement of the Purchase Contracts, and any other amounts included in the Purchase Contract Settlement Fund paid to Holders upon settlement of any Purchase Contracts or (ii) the issuance, delivery, holding, transfer or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. Notwithstanding anything to the contrary, but without limiting the requirements imposed by applicable tax laws, the Purchase Contract Agent’s obligations under this Section 9.14 shall extend only to form 1099 reporting and any applicable withholding unless and until the Purchase Contract Agent is otherwise notified by the Company pursuant to paragraph (b) below.

(b) The Purchase Contract Agent shall, in accordance with the terms hereof, comply with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 9.01(b)(ii).

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request. For the avoidance of doubt, any costs or expenses incurred by the Purchase Contract Agent in connection with complying with its obligations under this Section 9.14 shall be covered by Section 9.07.

ARTICLE 10

SUPPLEMENTAL AGREEMENTS

Section 10.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company and the Purchase Contract Agent at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts:

(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company under this Agreement and the Units and Separate Purchase Contracts, if any;

(ii) to add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers under this Agreement;

(iii) to evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv) upon the occurrence of a Reorganization Event, solely (i) to provide that each Purchase Contract will become a contract to purchase Exchange Property and (ii) to effect the related changes to the terms of the Purchase Contracts and the provisions of this Agreement, in each case, pursuant to Section 5.02;

(v) to conform the terms of the Purchase Contracts or the provisions of this Agreement to the “Description of the Purchase Contracts,” “Description of the U.S. Treasury Strips Components” and “Description of the Equity Units” sections in the Prospectus Supplement;

(vi) to cure any ambiguity or manifest error, or to correct or supplement any provisions that may be inconsistent or defective; or

(vii) to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the Holders in any material respect.

Section 10.02. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority in number of the Outstanding Purchase Contracts, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an one or more agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an Outstanding Purchase Contract affected thereby:

(i) reduce the number of shares of Common Stock deliverable upon settlement of the Purchase Contracts (except to the extent expressly required pursuant to Section 5.01);

(ii) change the Purchase Contract Settlement Date, or adversely modify the Early Settlement Right or the Fundamental Change Early Settlement Right;

(iii) reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or the Purchase Contract Agreement.

It shall not be necessary for any consent of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 9.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 10.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement and the Equity-Linked Securities shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement and the Equity-Linked Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 10.05. Reference to Supplemental Agreements. Securities authenticated on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities.

Section 10.06. Notice of Supplemental Agreements. After any supplemental agreement under this Article becomes effective, the Company shall give to the Holders a notice briefly describing such supplemental agreement; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplemental agreement.

ARTICLE 11

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 11.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions. The Company covenants that it will not merge with and into, consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its assets to any Person, unless:

(i) the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of the Company’s assets, shall expressly assume all of the Company’s obligations under the Purchase Contracts and this Agreement via a supplement to this Agreement;

(ii) the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of the Company’s assets, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; and

(iii) immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the Purchase Contracts or this Agreement.

Section 11.02. Rights and Duties of Successor Entity. In case of any such merger, consolidation, sale, assignment, transfer or conveyance (but not any such lease) and upon any such assumption by a successor entity in accordance with Section 11.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofor shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate on behalf of the Holders and deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication, and any Security evidencing Units or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofor or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Securities evidencing Units or Purchase Contracts thereafter to be issued as may be appropriate.

Section 11.03. Officer’s Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 9.01 and Section 9.03, shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE 12

THE TREASURY STRIPS

Section 12.01. Custodial Arrangement. Concurrently with the initial closing of the offering of the Units under the Underwriting Agreement, the Purchase Contract Agent shall have entered into the Custodial Agreement with the Custodian to which the Treasury Strips acquired by the Holders, which are described in Schedule 1 of the Custodial Agreement, are to be delivered. On the date of execution and delivery of this Agreement, Goldman Sachs & Co. LLC (on behalf of itself and the other underwriters named in the Underwriting Agreement) shall have acquired the Treasury Strips, shall have sold the Treasury Strips to the Holders, and shall have delivered the Treasury Strips to the Custodian in accordance with the Custodial Agreement. In connection with any exercise by the Underwriters of their option to purchase additional Purchase Contracts pursuant to Section 2(b) of the Underwriting Agreement, Goldman Sachs & Co. LLC (on behalf of itself and the other underwriters named in the Underwriting Agreement) will acquire additional zero-coupon United States Treasury securities with the maturity dates specified on Schedule 1 of the Custodial Agreement and in the face amounts necessary to create a number of additional Units corresponding to the number of Purchase Contracts with respect to which such option has been exercised, and will sell such zero-coupon United States Treasury securities to the Holders, and will deliver such zero-coupon United States Treasury securities to the Custodian in accordance with the Custodial Agreement. For greater certainty, by agreeing to subscribe for a Unit, each Holder shall be considered to have agreed to purchase Treasury Strips from the underwriters named in the Underwriting Agreement. The Custodian or its nominee shall be the holder of security entitlements with regard to such Treasury Strips on the records of the Federal Reserve Bank of New York for and on behalf of the Holders of Units. Each Unit shall evidence in part the applicable Holder’s ownership of that Holder’s Treasury Strips Component.

Section 12.02. Instruction Regarding Payment of Amounts Received in Respect of Treasury Strips. (a) On or prior to each Payment Date, the Purchase Contract Agent shall inform the Custodian as to the identity of the registered Holders of Units on the Security Register at the close of business on the Payment Record Date with respect to such Payment Date and the Purchase Contract Agent shall instruct the Custodian to deliver all amounts its receives on the Treasury Strips maturing on such Payment Date to such Holders.

(b) In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement) the Purchase Contract Agent shall instruct the Custodian to make payments of amounts received by the Custodian with respect to the Treasury Strips on the next succeeding Business Day; provided, that no interest shall accrue or be payable for the period from and after any such Payment Date.

Section 12.03. Delivery of Treasury Strips Upon Occurrence of a Bankruptcy Event. If the Purchase Contract Settlement Date is accelerated pursuant to Section 4.08 of this Agreement, the Purchase Contract Agent shall direct the Custodian to deliver the Treasury Strips to the Purchase Contract Agent and, in the case of any Definitive Security, upon presentation and surrender of such Definitive Security evidencing the related Units at the Corporate Trust Office of the Purchase Contract Agent. Following such acceleration and if applicable, such delivery, the Purchase Contract Agent shall direct the Custodian to sell (or, at the expense of the Holders, retain the services of a broker dealer that will sell) the Treasury Strips, and the Purchase Contract Agent shall direct the Custodian to distribute the net cash proceeds of such sale (less any expenses incurred by the Custodian in connection with such sale) on a pro rata basis to Holders of Units (or in accordance with the procedures of the Depositary in the case of Global Units). If applicable, until any Definitive Security is presented and surrendered or the Holder provides satisfactory evidence that such Definitive Security has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent, the Treasury Strips will be held by the Custodian for the account of the Holder. The Purchase Contract Agent shall request from each registered Holder of Units by written request mailed to such Holder’s address as it appears in the Security Register, delivery instructions in respect of all Treasury Strips Components owned by such Holder and evidenced by Units held by such Holder. The Purchase Contract Agent shall provide such instructions to the Custodian. The Custodian will have no obligation to invest or to pay interest on any amounts held by the Custodian pending delivery.

Section 12.04. Delivery of Treasury Strips Upon an Early Settlement or Early Settlement in Connection with a Fundamental Change. Upon the election of an Early Settlement Right or Fundamental Change Early Settlement Right by any Holder of any Purchase Contracts evidenced by Units in accordance with Section 4.06 or Section 4.07, as the case may be, the Purchase Contract Agent shall instruct the Custodian to deliver the Treasury Strips evidenced by such Units to such Holder in accordance with the instructions provided by such Holder on the applicable form of Election for Early Settlement or Early Settlement Upon a Fundamental Change, as the case may be.

ARTICLE 13

COVENANTS OF THE COMPANY

Section 13.01. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units and Purchase Contracts, as the case may be, that it will duly and punctually perform its obligations under the Units and Purchase Contracts, as the case may be, in accordance with the terms of the Units and Purchase Contracts and this Agreement.

Section 13.02. Maintenance of Office or Agency. The Company will maintain in the continental United States an office or agency where Securities may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on any Settlement Date, and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent.

Section 13.03. Statements of Officers of the Company as to Default; Notice of Default. The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which fiscal year ends, as of the Issue Date, on December 31, 2020) ending after the date hereof, an Officer’s Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge and what action the Company is taking or proposes to take with respect thereto.

Section 13.04. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence; provided that this Section 13.04 shall not prohibit any transaction otherwise permitted by Article 11.

Section 13.05. Company to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon settlement of the Purchase Contracts, the number of shares of Common Stock that would be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a Unit), assuming settlement at the Maximum Settlement Rate.

Section 13.06. Covenants as to Common Stock. The Company covenants that all shares of Common Stock issuable upon settlement of any Outstanding Purchase Contract will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all shares of Common Stock issuable upon settlement of the Purchase Contracts at the Maximum Settlement Rate; provided, however, that, if the rules of such exchange system permit the Company to defer the listing of such Common Stock until the first delivery of shares of Common Stock upon settlement of Purchase Contracts in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange at such time.

Section 13.07. Tax Treatment. The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (a) treat a Unit as an investment unit composed of two separate instruments, in accordance with its form and (b) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Purchase Contract and Treasury Strip Component so that such Beneficial Holder’s initial tax basis in each Purchase Contract will be $82.8574 and each such Beneficial Holder’s initial tax basis in each Treasury Strip Component will be $ 17.1402 (as reflected in the cross-receipt for the Units’ initial issuance).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PG&E CORPORATION

By:	/s/ MARI BECKER
Name: Mari Becker
Title: Senior Director and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:	/s/ LAWRENCE M. KUSCH
Name: Lawrence M. Kusch
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Attorney-in- Fact of the Holders from time to time as provided under the Purchase Contract Agreement

By:	/s/ LAWRENCE M. KUSCH
Name: Lawrence M. Kusch
Title: Vice President

EXHIBIT A

[FORM OF FACE OF UNIT]

[THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include if a Global Unit.

PG&E CORPORATION

[___] EQUITY UNITS

EVIDENCING PURCHASE CONTRACTS AND [TREASURY STRIP] COMPONENTS

CUSIP No. 69331C 140
ISIN No. US69331C1403
No. ___	[Initial]* Number of Units ___________

This Unit certifies that [CEDE & CO., as nominee of The Depository Trust Company]*[                ]** (the “Holder”), or registered assigns, is the registered owner of the number of Units set forth above[, which number may from time to time be reduced or increased, as set forth on Schedule A, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number, taken together with the number of all other outstanding Units, shall not exceed [16,000,000][[14,545,455] (as increased by a number of Units equal to the number of any additional Units purchased by the Underwriters pursuant to the exercise of their option to purchase additional Units as set forth in the Underwriting Agreement)]4 Units at any time]*.

Each Unit consists of (i) a Purchase Contract issued by the Company, and (ii) a Treasury Strip Component. Each Unit evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 1, 2020 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and as attorney-in-fact for the Holders of Purchase Contracts from time to time.

Reference is hereby made to the Purchase Contract Agreement and the Custodial Agreement and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Units are, and are to be, executed and delivered. Capitalized terms that are used but not defined herein have those meanings ascribed to them in the Purchase Contract Agreement.

Any amounts received by the Custodian from the U.S. government on the Treasury Strips on each February 15, May 15, August 15 and November 15, commencing August 15, 2020 (or in each case if payments on the Treasury Strips are not received on such date, on the date when such amounts are received by the Custodian), shall be forwarded by the Custodian by wire transfer in same day funds no later than 5:00 p.m, New York City time, on the Business Day immediately following such February 15, May 15, August 15 and November 15 of each year, with such payments commencing August 17, 2020 and ending on August 16, 2023 (each a “Payment Date”) to the Person in whose name this Unit is registered at the close of business on the Payment Record Date with respect to such Payment Date.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.
[4]	Delete if greenshoe is exercised in full before initial closing and will be settled on closing date for initial issuance.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate 48,000 Units (or any integral multiples thereof) into their component parts, and Holders of 48,000 Separate Purchase Contracts (or any integral multiples thereof) and 48,000 Separate Treasury Strips (or any integral multiples thereof) shall have the right to re-create Units.

The Company agrees, and by purchasing a Unit each Beneficial Holder agrees, for United States federal income tax purposes, to (a) treat a Unit as an investment unit composed of two separate instruments, in accordance with its form and (b) in the case of each Beneficial Holder acquiring the Units at original issuance, allocate the Stated Amount of each Unit between the Purchase Contract and Treasury Strip Component so that such Beneficial Holder’s initial tax basis in each Purchase Contract will be $82.8574 and each such Beneficial Holder’s initial tax basis in each Treasury Strip Component will be $17.1402.

Each Beneficial Holder of a Unit, by its acceptance thereof, represents and warrants that neither it nor, to such Beneficial Holder’s knowledge, any other Person, would become a “Substantial Shareholder” (as defined in the Amended Articles) as a result of such Beneficial Holder’s acquisition of Purchase Contracts (treating such Beneficial Holder and any such other Person as actually holding, solely for purposes of this representation, the number of shares of Common Stock that would be received upon settlement at the Maximum Settlement Rate of all Purchase Contracts acquired or beneficially owned by such Beneficial Holder or any such other Person, as applicable, but treating all other Purchase Contracts as still unsettled), and, for the avoidance of doubt, taking into account such Beneficial Holder’s and any such other Person’s (i) current ownership of the Common Stock and any of the Utility’s preferred stock and (ii) other acquisitions of the Common Stock and any of the Utility’s preferred stock (if any) concurrent with or in connection with such Beneficial Holder’s acquisition of Purchase Contracts.

The Units shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

In the event of any inconsistency between the provisions of this Unit and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PG&E CORPORATION

By:
Name:
Title:

Dated:_____________

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but solely as Attorney-in-Fact of such Holder

By:
Authorized Signatory

UNIT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT

This is one of the Units referred to in the within mentioned Purchase Contract Agreement.

Dated: _____________

THE BANK OF NEW YORK MELLON, TRUST COMPANY, N.A as Purchase Contract Agent

By:
Authorized Signatory

[FORM OF REVERSE OF UNIT]

[Intentionally Blank]

SCHEDULE A*

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL UNIT]

The initial number of Units evidenced by this Global Unit is [______]. The following increases or decreases in this Global Unit have been made:

Date	Amount of increase in number of Units evidenced by the Global Unit	Amount of decrease in number of Units evidenced by the Global Unit	Number of Units evidenced by the Global Unit following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Unit.

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

THE BANK OF NEW YORK MELLON TRUST

COMPANY, N.A.

400 South Hope Street, Suite 500

Los Angeles, CA 90073

Attention: Corporate Trust Administration

Re: Separation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to separate _____ Units [as to which it holds a Book-Entry Interest]* (the “Relevant Units”), which is equal to the minimum number of Units (or an integral multiple thereof) required for separation of Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated July 1, 2020 between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time, into (i) a number of Purchase Contracts equal to the number of Relevant Units in accordance with the Purchase Contract Agreement and (ii) ______ Treasury Strips underlying the Relevant Units in accordance with the Purchase Contract Agreement. Holders of Units shall have the right to separate 48,000 Units (or any integral multiples thereof) into their component parts, and Holders of 48,000 Separate Purchase Contracts (or any integral multiples thereof) and 48,000 Separate Treasury Strips (or any integral multiples thereof) shall have the right to re-create Units.

Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* the number of Separate Purchase Contracts represented by the number of Units specified above. Further, the undersigned [Beneficial Holder]* directs the Purchase Contract Agent to instruct the Custodian to deliver the Holder’s withdrawn Treasury Strips in accordance with the delivery instructions set forth below.

*	Include only if a Global Unit.
*	Include only if not a Global Unit.

Number of Units evidenced hereby as to which withdrawal of the related Treasury Strips is being elected: ________________

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name:

Address:

Social Security or other Taxpayer Identification Number, if any:

If Treasury Strips are to be delivered to a Person other than the Holder, please print such Person’s name and address

Name:

Address:

Social Security or other Taxpayer Identification Number, if any:

[Delivery Instructions for Units for which withdrawal of the Treasury Strips is not effected.

Delivery Instructions for number of Separate Purchase Contracts represented by the number of Units specified above.

Delivery Instructions for Treasury Strips represented by the number of Units specified above.

                                                                                                                                                       ]**

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]* [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]**.

Dated: _______________

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if not a Global Unit
**	Include only if a Global Unit

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

400 South Hope Street, Suite 500

Los Angeles, CA 90073

Attention: Corporate Trust Administration

Re: Recreation of [Global]* Units

The undersigned [Beneficial Holder]* hereby notifies you that it wishes to recreate ______ Units [as to which it holds a Book-Entry Interest]* (the “New Units”), which is equal to the minimum number of Units (or an integral multiple thereof) required for recreation of Units in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated as of July 1, 2020 between the Company and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the Holders of Purchase Contracts from time to time, from ______ Separate Treasury Strips and ______ Separate Purchase Contracts in accordance with the Purchase Contract Agreement. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [Beneficial Holder]* hereby notifies you that is delivering _______ Separate Treasury Strips to The Bank of New York Mellon Trust Company, N.A., as Custodian and _______ Separate Purchase Contracts to The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent on [insert date], and hereby requests that the Purchase Contract Agent instruct the Custodian to receive such Treasury Strip Components on such date.

The undersigned [includes herewith]** [Beneficial Holder has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests in]* the applicable number of Separate Purchase Contracts and the applicable number of Separate Treasury Strips (to be delivered to Custodian) sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]** [Beneficial Holder has furnished the undersigned Depository Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]** [transfer to the account of the undersigned Beneficial Holder with the undersigned Depositary Participant the beneficial interests in]* the number of Units specified above.

*	Include only if a Global Unit.
**	Include only if not a Global Unit.

Please print name and address of Holder:

Name:

Social Security or other Taxpayer Identification Number, if any:

Address:

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]* [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Holder]**.

Dated: _______________

[NAME OF BENEFICIAL HOLDER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]*

By:
Name:
Address:

Attest By:

*	Include only if not a Global Unit.
**	Include only if a Global Unit.

ATTACHMENT 3

PG&E CORPORATION

PURCHASE CONTRACTS

No. ___	Initial Number of Purchase Contracts: __________

This Purchase Contract certifies that, ________________, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed 14,545,455 (as increased by a number of Purchase Contracts equal to the number of any additional Units purchased by the Underwriters pursuant to the exercise of their option to purchase additional Units as set forth in the Underwriting Agreement) Purchase Contracts at any time.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Purchase Contract Settlement Date a number of shares of Common Stock, no par value (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Purchase Contract Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PG&E CORPORATION

By:
Name:
Title:

Dated: _____________

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated:

A-1

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 1, 2020 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between PG&E Corporation, a California corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and as attorney-in-fact for the Holders of Purchase Contracts from time to time. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Purchase Contract Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Purchase Contract Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.11 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Treasury Strips and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Treasury Strips. In addition, Separate Purchase Contracts can be recombined with Separate Treasury Strips to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

A-2

The Beneficial Holder of this Purchase Contract, by its acceptance thereof, represents and warrants that neither it nor, to such Beneficial Holder’s knowledge, any other Person, would become a “Substantial Shareholder” (as defined in the Amended Articles) as a result of such Beneficial Holder’s acquisition of Purchase Contracts (treating such Beneficial Holder and any such other Person as actually holding, solely for purposes of this representation, the number of shares of Common Stock that would be received upon settlement at the Maximum Settlement Rate of all Purchase Contracts acquired or beneficially owned by such Beneficial Holder or any such other Person, as applicable, but treating all other Purchase Contracts as still unsettled), and, for the avoidance of doubt, taking into account such Beneficial Holder’s and any such other Person’s (i) current ownership of the Common Stock and any of the Utility’s preferred stock and (ii) other acquisitions of the Common Stock and any of the Utility’s preferred stock (if any) concurrent with or in connection with such Beneficial Holder’s acquisition of Purchase Contracts.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the shares of Common Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

Unless a conformed copy of the Purchase Contract Agreement has been filed on the EDGAR system of the U.S. Securities and Exchange Commission, a copy of the Purchase Contract Agreement will be available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

A-3

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:		Custodian
	(cust)	(minor)
Under Uniform Gifts to Minors
Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee) (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                , to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature

Notice : The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________

A-4

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate (including in book entry if requested by the Holder) for shares of Common Stock or other securities, as applicable, deliverable upon settlement of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. [Treasury Strips deliverable (or, if applicable, cash payable from the sale of such Treasury Strips upon a Bankruptcy Event) in connection with such settlement of Purchase Contracts constituting Units, will be delivered in accordance with the delivery instructions set forth below.] If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:__________
(if assigned to another Person)

If shares are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

[Delivery instructions for Treasury Strips deliverable (or, if applicable, cash payable from the sale of such Treasury Strips upon a Bankruptcy Event):]

Name
Address

A-5

Social Security or other Taxpayer Identification Number, if any

A-6

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate (including in book entry if requested by the Holder) for shares of Common Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. [Treasury Strips deliverable upon such Early Settlement will be delivered in accordance with the delivery instructions set forth below.] If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature

Signature Guarantee:

[Delivery Instructions for Treasury Strips upon Early Settlement:]

Name

Address

Social Security or other Taxpayer Identification Number, if any

A-7

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

[Delivery Instructions for Treasury Strips upon Early Settlement:]

Name
Address

Social Security or other Taxpayer Identification Number, if any

A-8

SCHEDULE A*

SCHEDULE OF INCREASES OR DECREASES

IN THE PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this certificate is _______. The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Purchase Contract.

A-9

EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

[THIS SECURITY IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*	Include only if a Global Purchase Contract.

PG&E CORPORATION

PURCHASE CONTRACTS

CUSIP No. 69331C 132

ISIN No. US69331C1320

No. _______                                                                                                               [Initial]* Number of Purchase Contracts: ________

This Purchase Contract certifies that [CEDE & CO., as nominee of The Depository Trust Company]* [______]**, or its registered assigns (the “Holder”) is the registered owner of the number of Purchase Contracts set forth above[, which number may from time to time be reduced or increased as set forth on Schedule A hereto, as appropriate, in accordance with the terms of the Purchase Contract Agreement (as defined below), but which number of Purchase Contracts, taken together with the number of all other Outstanding Purchase Contracts, shall not exceed 14,545,455 (as increased by a number of Purchase Contracts equal to the number of any additional Units purchased by the Underwriters pursuant to the exercise of their option to purchase additional Units as set forth in the Underwriting Agreement) Purchase Contracts at any time]*.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Purchase Contract Settlement Date a number of shares of Common Stock, no par value (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Purchase Contract Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

*	Include only if a Global Purchase Contract.
**	Include only not if a Global Purchase Contract.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

PG&E CORPORATION

By:
Name:
Title:

Dated: _____________

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Purchase Contract Agent

By:
Authorized Signatory

Dated: ____________________

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of July 1, 2020 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between PG&E Corporation, a California corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and as attorney-in-fact for the Holders of Purchase Contracts from time to time. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Purchase Contract Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract has settled prior to the Purchase Contract Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.11 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Purchase Contracts are initially being issued as part of the Equity Units (the “Units”) issued by the Company pursuant to the Purchase Contract Agreement. Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Treasury Strips and Separate Purchase Contracts, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any Unit into its constituent parts, the Separate Purchase Contracts are transferable independently from the Separate Treasury Strips. In addition, Separate Purchase Contracts can be recombined with Separate Treasury Strips to recreate Units, as provided for in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

The Beneficial Holder of this Purchase Contract, by its acceptance thereof, represents and warrants that neither it nor, to such Beneficial Holder’s knowledge, any other Person, would become a “Substantial Shareholder” (as defined in the Amended Articles) as a result of such Beneficial Holder’s acquisition of Purchase Contracts (treating such Beneficial Holder and any such other Person as actually holding, solely for purposes of this representation, the number of shares of Common Stock that would be received upon settlement at the Maximum Settlement Rate of all Purchase Contracts acquired or beneficially owned by such Beneficial Holder or any such other Person, as applicable, but treating all other Purchase Contracts as still unsettled), and, for the avoidance of doubt, taking into account such Beneficial Holder’s and any such other Person’s (i) current ownership of the Common Stock and any of the Utility’s preferred stock and (ii) other acquisitions of the Common Stock and any of the Utility’s preferred stock (if any) concurrent with or in connection with such Beneficial Holder’s acquisition of Purchase Contracts.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts, evidenced hereby, for the purpose of performance of the Purchase Contracts evidenced by such Purchase Contracts and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

The Purchase Contracts shall not entitle the Holder to any of the rights of a holder of the shares of Common Stock or other Exchange Property, except as provided by the Purchase Contract Agreement.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

Unless a conformed copy of the Purchase Contract Agreement has been filed on the EDGAR system of the U.S. Securities and Exchange Commission, a copy of the Purchase Contract Agreement will be available for inspection at the offices of the Company.

In the event of any inconsistency between the provisions of this Purchase Contract and the provisions of the Purchase Contract Agreement, the Purchase Contract Agreement shall prevail.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)
Under Uniform Gifts to Minors
Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee) (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney ___________, to transfer said Purchase Contracts on the books of the Company with full power of substitution in the premises.

DATED:	Signature
Notice : The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: _________________________

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate (including in book entry if requested by the Holder) for shares of Common Stock or other securities, as applicable, deliverable upon settlement of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below (or to the securities account designated in writing by the Holder) unless a different name and address have been indicated below. [Treasury Strips deliverable (or, if applicable, cash payable from the sale of such Treasury Strips upon a Bankruptcy Event) in connection with such settlement of Purchase Contracts constituting Units, will be delivered in accordance with the delivery instructions set forth below.] If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:__________
(if assigned to another Person)

If shares are to be registered in the name of and delivered to (or cash is to be paid to) a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

[Delivery instructions for Treasury Strips deliverable (or, if applicable, cash payable from the sale of such Treasury Strips upon a Bankruptcy Event):]

Name
Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement (which Early Settlement may, as applicable, be deemed to be in connection with a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement) in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract as specified below. The undersigned Holder directs that a certificate (including in book entry if requested by the Holder) for shares of Common Stock or other securities, as applicable, deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below (or to a securities account designated in writing by the Holder) unless a different name and address have been indicated below. [Treasury Strips deliverable upon such Early Settlement will be delivered in accordance with the delivery instructions set forth below.] If shares of Common Stock or other securities, as applicable, are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto, as provided in the Purchase Contract Agreement.

Dated:
Signature
Signature Guarantee:

[Delivery Instructions for Treasury Strips upon Early Settlement:]

Name
Address

Social Security or other Taxpayer Identification Number, if any

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A*

[SCHEDULE OF INCREASES OR DECREASES

IN THE PURCHASE CONTRACT]

The initial number of Purchase Contracts evidenced by this certificate is _______. The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

*	Include only if a Global Purchase Contract.